Exhibit 99.1

People’s United Financial Reports Third Quarter Net Income of $117.0 Million, or $0.33 per Common Share

•	Completed the acquisition of First Connecticut Bancorp on October 1st.

•	Return on average assets of 1.06 percent and return on average tangible common equity of 14.5 percent.

•	Efficiency ratio of 56.7 percent, an improvement of 170 basis points linked-quarter reflecting continued emphasis on enhancing operating leverage.

•	Net interest margin of 3.15 percent, expanded five basis points linked-quarter and benefited from an increase in loan yields that continue to outpace the rise in deposit costs.

•	Strong deposit growth as end of period balances increased $742 million or two percent from June 30th.

BRIDGEPORT, CT., October 18, 2018 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the third quarter 2018. Results for the third quarter and comparison periods are summarized below:

($ in millions, except per common share data)
	As of and for the Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Sep. 30, 2017
Net income	$117.0	$110.2	$90.8
Net income available to common shareholders	113.5	106.7	87.3
Per common share	0.33	0.31	0.26

Operating earnings[1]	113.8	109.0	89.3
Per common share	0.33	0.32	0.26

Net interest income	$306.4	$301.2	$284.6
Net interest margin	3.15%	3.10%	3.04%

Non-interest income	92.3	94.9	89.3

Non-interest expense	$241.3	$248.6	$237.1
Operating non-interest expense[1]	240.8	245.7	234.1

Efficiency ratio	56.7%	58.4%	57.3%

Average balances
Loans	$32,166	$32,116	$31,994
Deposits	33,058	32,536	32,065

End of period balances
Loans	32,199	32,512	32,384
Deposits	33,210	32,468	32,547

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“Third quarter results reflect our consistent focus on improving relationship profitability across the Company’s diverse mix of businesses,” said Jack Barnes, Chairman and Chief Executive Officer. “Another quarter of record earnings generated a return on average tangible common equity of 14.5 percent, up 270 basis points from the prior year quarter. The addition of First Connecticut further strengthens the franchise’s earnings power as we are confident in achieving the transaction’s attractive financial returns. Integration has progressed well and the core system conversion will take place in January. Experienced teams at both companies have worked closely together to ensure a seamless transition for clients who will benefit from our full suite of products and services as well as enhanced digital capabilities. We are excited about executing in the market as one team and deepening our well-established presence in the central Connecticut and western Massachusetts regions.”

“Operating earnings of $113.8 million for the third quarter increased 27 percent year-over-year and benefited from higher revenues and well-controlled expenses,” said David Rosato, Senior Executive Vice President and Chief Financial Officer. “Total revenues of $399 million grew seven percent due to increases in both net interest income and non-interest income. Net interest margin expanded 11 basis points from a year ago and five basis points linked-quarter highlighting the asset sensitivity of the balance sheet. As expected, deposits rebounded in the third quarter with average balances rising $522 million or two percent from the second quarter, while average loans were flat over the same period. Loan growth has been below our expectations this year primarily due to heightened competition, lower demand and above average payoffs. In this environment, we continue to emphasize the importance of improving operating leverage as evidenced by a third quarter efficiency ratio of 56.7 percent. We are particularly pleased with our ability to control costs, especially as we further invest in revenue producing talent and enhanced technology.”

	As of and for the Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Sep. 30, 2017
Asset Quality
Net loan charge-offs to average total loans	0.09%	0.06%	0.06%
Originated non-performing loans as a percentage of originated loans	0.53%	0.56%	0.59%

Returns
Return on average assets[1]	1.06%	1.00%	0.84%
Return on average tangible common equity[1]	14.5%	13.9%	11.8%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.6%	7.3%	7.1%
Tier 1 leverage	8.7%	8.6%	8.3%
Common equity tier 1	10.3%	10.0%	9.5%
Tier 1 risk-based	11.1%	10.8%	10.2%
Total risk-based	12.8%	12.5%	12.0%

People’s United Bank, N.A.
Tier 1 leverage	9.2%	9.1%	8.6%
Common equity tier 1	11.6%	11.4%	10.6%
Tier 1 risk-based	11.6%	11.4%	10.6%
Total risk-based	13.6%	13.4%	12.6%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

The Company’s Board of Directors declared a $0.1750 per common share quarterly dividend payable November 15, 2018 to shareholders of record on November 1, 2018. Based on the closing stock price on October 17, 2018, the dividend yield on People’s United Financial common stock is 4.3 percent.

People’s United Financial, Inc., a diversified financial services company with $47 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of over 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine.

3Q 2018 Financial Highlights

Summary

•	Net income totaled $117.0 million, or $0.33 per common share.

•	Net income available to common shareholders totaled $113.5 million.

•	Operating earnings totaled $113.8 million, or $0.33 per common share (see page 16).

•	Net interest income totaled $306.4 million in 3Q18 compared to $301.2 million in 2Q18.

•	Net interest margin increased five basis points from 2Q18 to 3.15% reflecting:

•	Higher yields on the loan portfolio (increase of ten basis points).

•	One additional calendar day in 3Q18 (increase of two basis points).

•	Higher yields on the securities portfolio (increase of one basis point).

•	A decrease in average borrowing balances (increase of one basis point).

•	Higher rates on deposits (decrease of nine basis points).

•	Provision for loan losses totaled $8.2 million.

•	Net loan charge-offs totaled $7.0 million.

•	Net loan charge-off ratio of 0.09% in 3Q18.

•	Non-interest income totaled $92.3 million in 3Q18 compared to $94.9 million in 2Q18.

•	Insurance revenue increased $1.5 million, reflecting the seasonality of commercial insurance renewals.

•	Bank service charges increased $0.6 million.

•	Commercial banking lending fees decreased $1.5 million.

•	Customer interest rate swap income decreased $1.2 million.

•	Other non-interest income in 2Q18 includes $2.0 million in gains related to certain legacy investments.

•

At September 30, 2018, assets under administration, which are not reported as assets of People’s United Financial, totaled $23.8 billion, of which $9.3 billion are under discretionary management, compared to $23.6 billion and $9.0 billion, respectively, at June 30, 2018.

•	Non-interest expense totaled $241.3 million in 3Q18 compared to $248.6 million in 2Q18.

•	Operating non-interest expense totaled $240.8 million in 3Q18 (see page 16).

•	Compensation and benefits expense increased $0.7 million, primarily reflecting additional employees resulting from the Vend Lease acquisition.

•	Professional and outside services expense, excluding $0.4 million and $2.1 million of merger-related expenses in 3Q18 and 2Q18, respectively, decreased $1.9 million.

•	Other non-interest expense includes merger-related expenses of $0.1 million in 3Q18 and $0.8 million in 2Q18. Also included in 2Q18 is a $4.1 million charge relating to the closing of 10 branches.

•	The efficiency ratio was 56.7% for 3Q18 compared to 58.4% for 2Q18 and 57.3% for 3Q17 (see page 16).

•	The effective income tax rate was 21.6% for both 3Q18 and the first nine months of 2018, compared to 27.8% for the full-year of 2017.

•	The lower rates in 2018 primarily reflect the benefit from a reduction in the U.S. federal corporate income tax rate from 35% to 21%, effective January 1, 2018.

Commercial Banking

•	Commercial loans totaled $23.4 billion at September 30, 2018, a decrease of $315 million from June 30, 2018.

•	The equipment financing portfolio increased $105 million from June 30, 2018.

•	The mortgage warehouse portfolio decreased $201 million from June 30, 2018.

•	The New York multi-family portfolio decreased $128 million from June 30, 2018.

•	Average commercial loans totaled $23.3 billion in 3Q18, an increase of $62 million from 2Q18.

•	The average equipment financing portfolio increased $197 million from 2Q18, reflecting in part loans and leases acquired in connection with the Vend Lease acquisition in June.

•	The average New York multi-family portfolio decreased $108 million from 2Q18.

•	The average mortgage warehouse portfolio decreased $24 million from 2Q18.

•	Commercial deposits totaled $11.9 billion at September 30, 2018 compared to $11.4 billion at June 30, 2018.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.52% at September 30, 2018 compared to 0.55% at June 30, 2018.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $122.1 million at September 30, 2018 compared to $132.6 million at June 30, 2018.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.94% at September 30, 2018 compared to 0.93% at June 30, 2018.

•	The originated commercial allowance for loan losses represented 182% of originated non-performing commercial loans at September 30, 2018 compared to 169% at June 30, 2018.

Retail Banking

•	Residential mortgage loans totaled $6.9 billion at September 30, 2018, an increase of $46 million from June 30, 2018.

•	Average residential mortgage loans totaled $6.9 billion in 3Q18, an increase of $34 million from 2Q18.

•	Home equity loans totaled $1.9 billion at September 30, 2018, a decrease of $42 million from June 30, 2018.

•	Average home equity loans totaled $1.9 billion in 3Q18, a decrease of $46 million from 2Q18.

•	Retail deposits totaled $21.3 billion at September 30, 2018 compared to $21.1 billion at June 30, 2018.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.48% at September 30, 2018 compared to 0.50% at June 30, 2018.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.80% at September 30, 2018 compared to 0.81% at June 30, 2018.

Conference Call

On October 18, 2018, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions, except per common share data)	2018	2018	2018	2017	2017
Earnings Data:
Net interest income (fully taxable equivalent)	$313.0	$307.8	$302.1	$304.1	$295.8
Net interest income	306.4	301.2	295.8	292.3	284.6
Provision for loan losses	8.2	6.5	5.4	7.5	7.0
Non-interest income (1)	92.3	94.9	90.4	87.3	89.3
Non-interest expense (1)	241.3	248.6	243.5	239.7	237.1
Income before income tax expense	149.2	141.0	137.3	132.4	129.8
Net income	117.0	110.2	107.9	106.2	90.8
Net income available to common shareholders (1)	113.5	106.7	104.4	102.7	87.3

Selected Statistical Data:
Net interest margin (2)	3.15%	3.10%	3.05%	3.07%	3.04%
Return on average assets (1), (2)	1.06	1.00	0.98	0.96	0.84
Return on average common equity (2)	8.0	7.6	7.5	7.4	6.4
Return on average tangible common equity (1), (2)	14.5	13.9	13.8	13.8	11.8
Efficiency ratio (1)	56.7	58.4	59.4	56.1	57.3

Common Share Data:
Earnings per common share:
Basic	$0.33	$0.31	$0.31	$0.30	$0.26
Diluted (1)	0.33	0.31	0.30	0.30	0.26
Dividends paid per common share	0.1750	0.1750	0.1725	0.1725	0.1725
Common dividend payout ratio (1)	52.9%	56.2%	56.3%	57.1%	66.8%
Book value per common share (end of period)	$16.69	$16.56	$16.43	$16.40	$16.29
Tangible book value per common share (end of period) (1)	9.19	9.02	8.93	8.87	8.68
Stock price:
High	19.00	19.37	20.26	19.50	18.26
Low	16.95	18.00	18.18	17.58	15.97
Close (end of period)	17.12	18.09	18.66	18.70	18.14
Common shares (end of period) (in millions)	342.36	341.59	341.01	339.98	337.84
Weighted average diluted common shares (in millions)	345.04	344.47	344.00	341.11	338.82

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Nine Months Ended September 30,
(dollars in millions, except per common share data)	2018	2017
Earnings Data:
Net interest income (fully taxable equivalent)	$922.9	$839.1
Net interest income	903.4	808.1
Provision for loan losses	20.1	18.5
Non-interest income	277.6	265.6
Non-interest expense (1)	733.4	720.5
Income before income tax expense	427.5	334.7
Net income	335.1	230.9
Net income available to common shareholders (1)	324.6	220.4

Selected Statistical Data:
Net interest margin (2)	3.10%	2.94%
Return on average assets (1), (2)	1.01	0.73
Return on average common equity (2)	7.7	5.6
Return on average tangible common equity (1), (2)	14.1	10.0
Efficiency ratio (1)	58.2	58.3

Common Share Data:
Earnings per common share:
Basic	$0.95	$0.67
Diluted (1)	0.94	0.67
Dividends paid per common share	0.5225	0.5150
Common dividend payout ratio (1)	55.1%	76.8%
Book value per common share (end of period)	$16.69	$16.29
Tangible book value per common share (end of period) (1)	9.19	8.68
Stock price:
High	20.26	19.85
Low	16.95	15.97
Close (end of period)	17.12	18.14
Common shares (end of period) (in millions)	342.36	337.84
Weighted average diluted common shares (in millions)	344.50	329.59

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2018	2018	2018	2017	2017
Financial Condition Data:
Total assets	$44,133	$44,575	$44,101	$44,453	$43,998
Loans	32,199	32,512	32,104	32,575	32,384
Securities	7,385	7,324	7,173	7,043	6,914
Short-term investments	128	253	470	378	303
Allowance for loan losses	238	237	235	234	233
Goodwill and other acquisition-related intangible assets	2,569	2,574	2,555	2,560	2,568
Deposits	33,210	32,468	32,894	33,056	32,547
Borrowings	3,392	4,639	3,877	4,104	4,144
Notes and debentures	886	889	892	902	906
Stockholders’ equity	5,959	5,900	5,845	5,820	5,746
Total risk-weighted assets (1):
People’s United Financial, Inc.	33,165	33,369	32,833	33,256	33,029
People’s United Bank, N.A.	33,116	33,317	32,784	33,202	32,981
Non-performing assets (2)	173	187	174	168	191
Net loan charge-offs	7.0	5.0	4.5	6.5	5.2

Average Balances:
Loans	$32,166	$32,116	$32,096	$32,271	$31,994
Securities (3)	7,404	7,302	7,186	7,022	6,559
Short-term investments	193	267	366	361	347
Total earning assets	39,763	39,685	39,648	39,654	38,900
Total assets	44,245	44,110	44,011	44,039	43,256
Deposits	33,058	32,536	32,824	32,879	32,065
Borrowings	3,539	4,031	3,752	3,836	4,010
Notes and debentures	888	890	895	904	909
Total funding liabilities	37,485	37,456	37,471	37,619	36,984
Stockholders’ equity	5,937	5,870	5,820	5,774	5,722

Ratios:
Net loan charge-offs to average total loans (annualized)	0.09%	0.06%	0.06%	0.08%	0.06%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.57	0.62	0.58	0.56	0.64
Originated allowance for loan losses to:
Originated loans (2)	0.78	0.77	0.78	0.77	0.77
Originated non-performing loans (2)	147.9	138.4	149.3	155.2	131.6
Average stockholders’ equity to average total assets	13.4	13.3	13.2	13.1	13.2
Stockholders’ equity to total assets	13.5	13.2	13.3	13.1	13.1
Tangible common equity to tangible assets (4)	7.6	7.3	7.3	7.2	7.1
Total risk-based capital (1):
People’s United Financial, Inc.	12.8	12.5	12.6	12.2	12.0
People’s United Bank, N.A.	13.6	13.4	12.9	12.6	12.6

(1)	September 30, 2018 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
(in millions)	2018	2018	2017	2017
Assets
Cash and due from banks	$410.5	$462.7	$505.1	$414.1
Short-term investments	127.5	253.1	377.5	302.5
Securities:
Trading debt securities, at fair value	8.3	8.2	8.2	8.3
Equity securities, at fair value	8.9	9.9	8.7	9.0
Debt securities available-for-sale, at fair value	3,312.1	3,245.1	3,125.3	3,188.5
Debt securities held-to-maturity, at amortized cost	3,742.9	3,718.7	3,588.1	3,387.6
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	312.4	342.2	312.3	320.9

Total securities	7,384.6	7,324.1	7,042.6	6,914.3

Loans held-for-sale	15.2	17.1	16.6	15.0

Loans:
Commercial real estate	10,595.5	10,761.1	11,068.7	11,180.5
Commercial and industrial	8,568.6	8,823.3	8,731.1	8,624.7
Equipment financing	4,209.3	4,103.9	3,905.4	3,705.6

Total Commercial Portfolio	23,373.4	23,688.3	23,705.2	23,510.8

Residential mortgage	6,911.9	6,866.2	6,805.7	6,781.0
Home equity and other consumer	1,914.0	1,957.5	2,064.4	2,092.7

Total Retail Portfolio	8,825.9	8,823.7	8,870.1	8,873.7

Total loans	32,199.3	32,512.0	32,575.3	32,384.5
Less allowance for loan losses	(238.0)	(236.8)	(234.4)	(233.4)

Total loans, net	31,961.3	32,275.2	32,340.9	32,151.1

Goodwill and other acquisition-related intangible assets	2,568.9	2,573.8	2,560.0	2,567.9
Bank-owned life insurance	407.7	407.2	405.0	405.6
Premises and equipment, net	243.8	246.3	253.0	264.7
Other assets	1,013.7	1,015.0	952.7	963.0

Total assets	$44,133.2	$44,574.5	$44,453.4	$43,998.2

Liabilities
Deposits:
Non-interest-bearing	$8,060.2	$8,002.4	$8,002.4	$7,655.3
Savings	4,048.8	4,184.9	4,410.5	4,513.1
Interest-bearing checking and money market	15,065.3	14,659.4	15,189.1	15,143.1
Time	6,035.9	5,621.5	5,454.3	5,235.8

Total deposits	33,210.2	32,468.2	33,056.3	32,547.3

Borrowings:
Federal Home Loan Bank advances	2,369.7	3,510.1	2,774.4	3,074.1
Federal funds purchased	735.0	855.0	820.0	543.0
Customer repurchase agreements	261.3	254.9	301.6	295.8
Other borrowings	26.0	19.1	207.8	231.1

Total borrowings	3,392.0	4,639.1	4,103.8	4,144.0

Notes and debentures	885.6	888.7	901.6	906.2
Other liabilities	686.5	678.3	571.8	654.6

Total liabilities	38,174.3	38,674.3	38,633.5	38,252.1

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	4.4	4.4	4.4	4.3
Additional paid-in capital	6,054.3	6,040.3	6,012.3	5,972.2
Retained earnings	1,220.9	1,167.9	1,040.2	996.4
Unallocated common stock of Employee Stock Ownership Plan, at cost	(131.9)	(133.7)	(137.3)	(139.1)
Accumulated other comprehensive loss	(270.8)	(260.7)	(181.7)	(169.7)
Treasury stock, at cost	(1,162.1)	(1,162.1)	(1,162.1)	(1,162.1)

Total stockholders’ equity	5,958.9	5,900.2	5,819.9	5,746.1

Total liabilities and stockholders’ equity	$44,133.2	$44,574.5	$44,453.4	$43,998.2

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Interest and dividend income:
Commercial real estate	$114.7	$111.5	$107.0	$106.2	$105.6
Commercial and industrial	93.2	90.1	82.3	80.1	80.0
Equipment financing	56.2	50.5	48.9	47.4	41.5
Residential mortgage	56.0	55.3	54.7	53.4	52.5
Home equity and other consumer	22.0	21.4	20.8	20.7	21.0

Total interest on loans	342.1	328.8	313.7	307.8	300.6
Securities	46.6	45.1	44.0	41.6	37.2
Short-term investments	1.1	1.3	1.2	1.0	1.1
Loans held-for-sale	0.2	0.2	0.2	0.2	0.3

Total interest and dividend income	390.0	375.4	359.1	350.6	339.2

Interest expense:
Deposits	56.9	47.3	41.3	38.3	34.4
Borrowings	18.2	18.5	14.2	12.4	12.7
Notes and debentures	8.5	8.4	7.8	7.6	7.5

Total interest expense	83.6	74.2	63.3	58.3	54.6

Net interest income	306.4	301.2	295.8	292.3	284.6
Provision for loan losses	8.2	6.5	5.4	7.5	7.0

Net interest income after provision for loan losses	298.2	294.7	290.4	284.8	277.6

Non-interest income:
Bank service charges	24.9	24.3	23.8	24.7	25.3
Investment management fees	17.4	17.2	17.7	17.3	16.9
Operating lease income	11.0	11.2	10.7	11.7	10.9
Insurance revenue	9.8	8.3	9.8	6.9	9.7
Commercial banking lending fees	7.9	9.4	10.4	8.8	7.0
Cash management fees	7.0	7.0	6.6	6.5	6.8
Brokerage commissions	3.2	3.2	3.1	2.9	2.8
Customer interest rate swap income, net	2.8	4.0	1.5	5.2	1.9
Net security gains (losses) (1)	0.1	—	0.1	(9.8)	—
Other non-interest income	8.2	10.3	6.7	13.1	8.0

Total non-interest income	92.3	94.9	90.4	87.3	89.3

Non-interest expense:
Compensation and benefits (2)	135.7	135.0	140.7	132.7	129.9
Occupancy and equipment	41.6	40.8	41.2	41.0	40.2
Professional and outside services	17.0	20.6	18.6	18.7	19.2
Regulatory assessments	10.0	9.9	10.6	11.9	10.3
Operating lease expense	8.9	8.7	9.0	8.9	8.8
Amortization of other acquisition-related intangible assets	4.9	4.9	5.1	7.9	7.9
Other non-interest expense (2)	23.2	28.7	18.3	18.6	20.8

Total non-interest expense (1)	241.3	248.6	243.5	239.7	237.1

Income before income tax expense	149.2	141.0	137.3	132.4	129.8
Income tax expense (1)	32.2	30.8	29.4	26.2	39.0

Net income	117.0	110.2	107.9	106.2	90.8
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$113.5	$106.7	$104.4	$102.7	$87.3

Earnings per common share:
Basic	$0.33	$0.31	$0.31	$0.30	$0.26
Diluted	0.33	0.31	0.30	0.30	0.26

(1)

Includes $10.0 million of security losses incurred as a tax planning strategy in response to tax reform enacted on December 22, 2017, which are considered non-operating, for the three months ended December 31, 2017. Total non-interest expense includes $0.5 million, $2.9 million, $1.6 million and $3.0 million of non-operating expenses for the three months ended September 30, 2018, June 30, 2018, December 31, 2017 and September 30, 2017, respectively. Income tax expense includes a $6.5 million benefit realized in connection with tax reform, which is considered non-operating, for the three months ended December 31, 2017. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

(2)

In accordance with GAAP, effective January 1, 2018, net periodic pension and postretirement benefit costs are reported within other non-interest expense rather than compensation and benefits. Prior period amounts have been reclassified to conform to this presentation.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30,
(in millions, except per common share data)	2018	2017
Interest and dividend income:
Commercial real estate	$333.2	$299.5
Commercial and industrial	265.6	218.7
Equipment financing	155.6	104.6
Residential mortgage	166.0	154.1
Home equity and other consumer	64.2	59.3

Total interest on loans	984.6	836.2
Securities	135.7	112.1
Short-term investments	3.6	2.7
Loans held for sale	0.6	0.7

Total interest and dividend income	1,124.5	951.7

Interest expense:
Deposits	145.5	92.4
Borrowings	50.9	28.9
Notes and debentures	24.7	22.3

Total interest expense	221.1	143.6

Net interest income	903.4	808.1
Provision for loan losses	20.1	18.5

Net interest income after provision for loan losses	883.3	789.6

Non-interest income:
Bank service charges	73.0	73.8
Investment management fees	52.3	49.2
Operating lease income	32.9	32.1
Insurance revenue	27.9	26.3
Commercial banking lending fees	27.7	26.7
Cash management fees	20.6	19.6
Brokerage commissions	9.5	9.2
Customer interest rate swap income, net	8.3	7.1
Net security gains (losses)	0.2	(15.6)
Other non-interest income	25.2	37.2

Total non-interest income	277.6	265.6

Non-interest expense:
Compensation and benefits (1)	411.4	389.9
Occupancy and equipment	123.6	118.6
Professional and outside services	56.2	62.8
Regulatory assessments	30.5	29.8
Operating lease expense	26.6	26.3
Amortization of other acquisition-related intangible assets	14.9	22.1
Other non-interest expense (1)	70.2	71.0

Total non-interest expense (2)	733.4	720.5

Income before income tax expense	427.5	334.7
Income tax expense	92.4	103.8

Net income	335.1	230.9
Preferred stock dividend	10.5	10.5

Net income available to common shareholders	$324.6	$220.4

Earnings per common share:
Basic	$0.95	$0.67
Diluted	0.94	0.67

(1)

In accordance with GAAP, effective January 1, 2018, net periodic pension and postretirement benefit costs are reported within other non-interest expense rather than compensation and benefits. Prior period amounts have been reclassified to conform to this presentation.

(2)

Total non-interest expense includes $3.4 million and $29.0 million of non-operating expenses for the nine months ended September 30, 2018 and 2017, respectively. See Non-GAAP Financial Measures and Reconcilioation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2018			June 30, 2018			September 30, 2017
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$192.5	$1.1	2.06%	$266.7	$1.3	2.02%	$347.3	$1.1	1.25%
Securities (2)	7,404.2	50.8	2.75	7,302.1	49.2	2.69	6,558.8	44.4	2.71
Loans:
Commercial real estate	10,641.4	114.7	4.31	10,802.9	111.5	4.13	11,169.8	105.6	3.78
Commercial and industrial	8,584.8	95.6	4.45	8,558.3	92.6	4.32	8,580.0	84.0	3.91
Equipment financing	4,120.8	56.2	5.47	3,923.6	50.5	5.14	3,399.5	41.5	4.89
Residential mortgage	6,887.3	56.2	3.27	6,853.6	55.5	3.24	6,731.7	52.8	3.13
Home equity and other consumer	1,931.8	22.0	4.55	1,977.6	21.4	4.33	2,112.6	21.0	3.97

Total loans	32,166.1	344.7	4.29	32,116.0	331.5	4.13	31,993.6	304.9	3.81

Total earning assets	39,762.8	$396.6	3.99%	39,684.8	$382.0	3.85%	38,899.7	$350.4	3.60%

Other assets	4,481.8			4,425.0			4,356.7

Total assets	$44,244.6			$44,109.8			$43,256.4

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$8,025.2	$—	—%	$7,872.7	$—	—%	$7,609.1	$—	—%
Savings, interest-bearing checking and money market	19,031.4	32.6	0.68	19,220.6	28.2	0.59	19,529.1	21.4	0.44
Time	6,001.3	24.3	1.62	5,442.3	19.1	1.40	4,926.8	13.0	1.06

Total deposits	33,057.9	56.9	0.69	32,535.6	47.3	0.58	32,065.0	34.4	0.43

Borrowings:
Federal Home Loan Bank advances	2,560.6	14.0	2.18	3,009.3	14.8	1.97	2,834.3	9.4	1.33
Federal funds purchased	722.7	3.8	2.11	634.5	3.0	1.86	649.9	2.1	1.26
Customer repurchase agreements	234.3	0.3	0.53	228.7	0.1	0.31	311.3	0.1	0.19
Other borrowings	20.9	0.1	2.05	158.5	0.6	1.45	214.2	1.1	2.06

Total borrowings	3,538.5	18.2	2.05	4,031.0	18.5	1.84	4,009.7	12.7	1.27

Notes and debentures	888.3	8.5	3.83	889.6	8.4	3.79	908.9	7.5	3.29

Total funding liabilities	37,484.7	$83.6	0.89%	37,456.2	$74.2	0.79%	36,983.6	$54.6	0.59%

Other liabilities	823.3			784.0			550.6

Total liabilities	38,308.0			38,240.2			37,534.2
Stockholders’ equity	5,936.6			5,869.6			5,722.2

Total liabilities and stockholders’ equity	$44,244.6			$44,109.8			$43,256.4

Net interest income/spread (3)		$313.0	3.10%		$307.8	3.06%		$295.8	3.01%

Net interest margin			3.15%			3.10%			3.04%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $6.6 million, $6.6 million and $11.2 million for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2018			September 30, 2017
Nine months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$274.6	$3.6	1.74%	$357.4	$2.7	1.01%
Securities (2)	7,298.3	148.0	2.70	6,704.9	132.2	2.63
Loans:
Commercial real estate	10,791.8	333.2	4.12	10,913.9	299.5	3.66
Commercial and industrial	8,521.2	272.8	4.27	8,192.8	229.6	3.74
Equipment financing	3,972.6	155.6	5.22	3,100.5	104.6	4.50
Residential mortgage	6,859.5	166.6	3.24	6,601.2	154.8	3.13
Home equity and other consumer	1,981.1	64.2	4.32	2,117.6	59.3	3.73

Total loans	32,126.2	992.4	4.12	30,926.0	847.8	3.66

Total earning assets	39,699.1	$1,144.0	3.84%	37,988.3	$982.7	3.45%

Other assets	4,423.6			4,102.3

Total assets	$44,122.7			$42,090.6

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$7,899.0	$—	—%	$7,152.2	$—	—%
Savings, interest-bearing checking and money market	19,296.0	85.7	0.59	19,446.5	57.4	0.39
Time	5,611.6	59.8	1.42	4,746.5	35.0	0.98

Total deposits	32,806.6	145.5	0.59	31,345.2	92.4	0.39

Borrowings:
Federal Home Loan Bank advances	2,748.6	39.7	1.92	2,698.0	22.3	1.10
Federal funds purchased	655.6	9.1	1.85	627.6	4.9	1.03
Customer repurchase agreements	241.7	0.6	0.34	311.6	0.4	0.19
Other borrowings	127.1	1.5	1.60	102.5	1.3	1.71

Total borrowings	3,773.0	50.9	1.80	3,739.7	28.9	1.03

Notes and debentures	891.0	24.7	3.70	927.1	22.3	3.21

Total funding liabilities	37,470.6	$221.1	0.79%	36,012.0	$143.6	0.53%

Other liabilities	776.1			548.5

Total liabilities	38,246.7			36,560.5
Stockholders’ equity	5,876.0			5,530.1

Total liabilities and stockholders’ equity	$44,122.7			$42,090.6

Net interest income/spread (3)		$922.9	3.05%		$839.1	2.92%

Net interest margin			3.10%			2.94%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $19.5 million and $31.0 million for the nine months ended September 30, 2018 and 2017, respectively.

People’s United Financial, Inc.

Loans acquired in a business combination are initially recorded at fair value with no carryover of an acquired entity’s previous established allowance for loan losses. Accordingly, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2018	2018	2018	2017	2017
Originated non-performing loans:
Commercial:
Commercial real estate	$17.2	$20.3	$21.0	$23.7	$36.7
Commercial and industrial	44.9	50.1	34.6	32.6	34.9
Equipment financing	49.3	49.2	47.7	44.3	54.1

Total	111.4	119.6	103.3	100.6	125.7

Retail:
Residential mortgage	32.0	33.5	35.4	32.7	33.8
Home equity	14.6	15.1	16.1	15.4	14.8
Other consumer	0.1	—	—	—	—

Total	46.7	48.6	51.5	48.1	48.6

Total originated non-performing loans (1)	158.1	168.2	154.8	148.7	174.3

REO:
Commercial	8.7	9.3	10.6	9.3	6.3
Residential	4.4	5.8	6.8	7.6	4.7

Total REO	13.1	15.1	17.4	16.9	11.0

Repossessed assets	2.0	3.7	1.8	2.5	5.4

Total non-performing assets	$173.2	$187.0	$174.0	$168.1	$190.7

Acquired non-performing loans (contractual amount)	$32.3	$26.7	$30.1	$29.7	$26.6

Originated non-performing loans as a percentage of originated loans	0.53%	0.56%	0.52%	0.49%	0.59%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.57	0.62	0.58	0.56	0.64
Tangible stockholders’ equity and originated allowance for loan losses	4.78	5.25	4.94	4.81	5.60

(1)

Reported net of government guarantees totaling $2.5 million at September 30, 2018, $2.6 million at June 30, 2018, $3.0 million at March 31, 2018, $3.1 million at December 31, 2017 and $4.0 million at September 30, 2017.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Allowance for loan losses on originated loans:
Balance at beginning of period	$232.8	$231.3	$230.8	$229.2	$227.9
Charge-offs	(6.4)	(4.7)	(4.4)	(6.4)	(5.8)
Recoveries	1.0	1.9	1.4	1.2	1.5

Net loan charge-offs	(5.4)	(2.8)	(3.0)	(5.2)	(4.3)
Provision for loan losses	6.5	4.3	3.5	6.8	5.6

Balance at end of period	233.9	232.8	231.3	230.8	229.2

Allowance for loan losses on acquired loans:
Balance at beginning of period	4.0	4.0	3.6	4.2	3.7
Charge-offs	(2.0)	(2.5)	(1.8)	(1.5)	(1.0)
Recoveries	0.4	0.3	0.3	0.2	0.1

Net loan charge-offs	(1.6)	(2.2)	(1.5)	(1.3)	(0.9)
Provision for loan losses	1.7	2.2	1.9	0.7	1.4

Balance at end of period	4.1	4.0	4.0	3.6	4.2

Total allowance for loan losses	$238.0	$236.8	$235.3	$234.4	$233.4

Originated commercial allowance for loan losses as a percentage of originated commercial loans	0.94%	0.93%	0.94%	0.93%	0.94%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.36	0.36	0.36	0.35	0.35
Total originated allowance for loan losses as a percentage of:
Originated loans	0.78	0.77	0.78	0.77	0.77
Originated non-performing loans	147.9	138.4	149.3	155.2	131.6

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Commercial:
Commercial real estate	$1.7	$0.7	$0.5	$1.5	$1.5
Commercial and industrial	2.2	1.7	1.7	2.1	2.0
Equipment financing	2.9	2.6	1.6	2.0	0.5

Total	6.8	5.0	3.8	5.6	4.0

Retail:
Residential mortgage	0.1	(0.1)	0.2	0.2	0.1
Home equity	(0.1)	—	0.4	0.5	0.9
Other consumer	0.2	0.1	0.1	0.2	0.2

Total	0.2	—	0.7	0.9	1.2

Total net loan charge-offs	$7.0	$5.0	$4.5	$6.5	$5.2

Net loan charge-offs to average total loans (annualized)	0.09%	0.06%	0.06%	0.08%	0.06%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Total non-interest expense	$241.3	$248.6	$243.5	$239.7	$237.1	$733.4	$720.5

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(0.5)	(2.9)	—	(1.6)	(3.0)	(3.4)	(29.0)

Total	(0.5)	(2.9)	—	(1.6)	(3.0)	(3.4)	(29.0)

Operating non-interest expense	240.8	245.7	243.5	238.1	234.1	730.0	691.5

Operating lease expense	(8.9)	(8.7)	(9.0)	(8.9)	(8.8)	(26.6)	(26.3)
Amortization of other acquisition-related intangible assets	(4.9)	(4.9)	(5.1)	(7.9)	(7.9)	(14.9)	(22.1)
Other (1)	(1.8)	(1.7)	(1.3)	(1.4)	(1.5)	(4.8)	(3.7)

Total non-interest expense for efficiency ratio	$225.2	$230.4	$228.1	$219.9	$215.9	$683.7	$639.4

Net interest income (FTE basis)	$313.0	$307.8	$302.1	$304.1	$295.8	$922.9	$839.1
Total non-interest income	92.3	94.9	90.4	87.3	89.3	277.6	265.6

Total revenues	405.3	402.7	392.5	391.4	385.1	1,200.5	1,104.7
Adjustments:
Operating lease expense	(8.9)	(8.7)	(9.0)	(8.9)	(8.8)	(26.6)	(26.3)
BOLI FTE adjustment	0.6	0.4	0.4	0.8	1.2	1.4	2.6
Net security (gains) losses	(0.1)	—	(0.1)	9.8	—	(0.2)	15.6
Other (2)	—	—	—	(1.3)	(0.2)	—	—

Total revenues for efficiency ratio	$396.9	$394.4	$383.8	$391.8	$377.3	$1,175.1	$1,096.6

Efficiency ratio	56.7%	58.4%	59.4%	56.1%	57.3%	58.2%	58.3%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
(dollars in millions, except per common share data)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Net income available to common shareholders	$113.5	$106.7	$104.4	$102.7	$87.3	$324.6	$220.4

Adjustments to arrive at operating earnings:
Merger-related expenses	0.5	2.9	—	1.6	3.0	3.4	29.0
Security losses associated with tax reform (1)	—	—	—	10.0	—	—	—

Total pre-tax adjustments	0.5	2.9	—	11.6	3.0	3.4	29.0
Tax effect (2)	(0.2)	(0.6)	—	(9.8)	(1.0)	(0.8)	(9.2)

Total adjustments, net of tax	0.3	2.3	—	1.8	2.0	2.6	19.8

Operating earnings	$113.8	$109.0	$104.4	$104.5	$89.3	$327.2	$240.2

Diluted EPS, as reported	$0.33	$0.31	$0.30	$0.30	$0.26	$0.94	$0.67

Adjustments to arrive at operating EPS:
Merger-related expenses	—	0.01	—	0.01	—	0.01	0.06
Security losses associated with tax reform	—	—	—	0.02	—	—
Tax benefit associated with tax reform	—	—	—	(0.02)	—	—	—

Total adjustments per common share	—	0.01	—	0.01	—	0.01	0.06

Operating EPS	$0.33	$0.32	$0.30	$0.31	$0.26	$0.95	$0.73

Average total assets	$44,245	$44,110	$44,011	$44,039	$43,256	$44,123	$42,091

Operating return on average assets (annualized)	1.03%	0.99%	0.95%	0.95%	0.83%	0.99%	0.76%

(1)	Security losses incurred as a tax planning strategy in response to tax reform enacted on December 22, 2017 are considered non-operating.
(2)	Includes a $6.5 million benefit realized in connection with tax reform enacted on December 22, 2017.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Operating earnings	$113.8	$109.0	$104.4	$104.5	$89.3	$327.2	$240.2

Average stockholders’ equity	$5,937	$5,870	$5,820	$5,774	$5,722	$5,876	$5,530
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	5,693	5,626	5,576	5,530	5,478	5,632	5,286
Less: Average goodwill and average other acquisition-related intangible assets	2,572	2,554	2,558	2,564	2,524	2,561	2,359

Average tangible common equity	$3,121	$3,072	$3,018	$2,966	$2,954	$3,071	$2,927

Operating return on average tangible common equity (annualized)	14.6%	14.2%	13.8%	14.1%	12.1%	14.2%	10.9%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Common dividends paid	$60.0	$59.9	$58.8	$58.6	$58.3	$178.7	$169.3

Operating earnings	$113.8	$109.0	$104.4	$104.5	$89.3	$327.2	$240.2

Operating common dividend payout ratio	52.7%	55.0%	56.3%	56.1%	65.3%	54.6%	70.5%

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Total stockholders’ equity	$5,959	$5,900	$5,845	$5,820	$5,746
Less: Preferred stock	244	244	244	244	244

Common equity	5,715	5,656	5,601	5,576	5,502
Less: Goodwill and other acquisition-related intangible assets	2,569	2,574	2,555	2,560	2,568

Tangible common equity	$3,146	$3,082	$3,046	$3,016	$2,934

Total assets	$44,133	$44,575	$44,101	$44,453	$43,998
Less: Goodwill and other acquisition-related intangible assets	2,569	2,574	2,555	2,560	2,568

Tangible assets	$41,564	$42,001	$41,546	$41,893	$41,430

Tangible common equity ratio	7.6%	7.3%	7.3%	7.2%	7.1%

TANGIBLE BOOK VALUE PER COMMON SHARE

(in millions, except per common share data)	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Tangible common equity	$3,146	$3,082	$3,046	$3,016	$2,934

Common shares issued	437.74	437.06	436.56	435.64	433.59
Less: Shares classified as treasury shares	89.02	89.02	89.02	89.04	89.04
Unallocated ESOP shares	6.36	6.45	6.53	6.62	6.71

Common shares	342.36	341.59	341.01	339.98	337.84

Tangible book value per common share	$9.19	$9.02	$8.93	$8.87	$8.68